EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Actel Corporation 1986 Incentive Stock Option Plan, the Actel Corporation 1993 Directors' Stock Option Plan, and the Actel Corporation 1995 Employee and Consultant Stock Plan, of our report dated January 22, 2001, with respect to the consolidated financial statements of Actel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
San Jose, California
January 31, 2002